UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐                             Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GENCO SHIPPING AND TRADING INC.

(Name of Registrant as Specified In Its Charter)

GK Investor LLC

Sphinx Investment Corp.

Maryport Navigation Corp.

George Economou

Robert M. Pons

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

2024 ANNUAL MEETING OF SHAREHOLDERS

OF

GENCO SHIPPING & TRADING LIMITED

PROXY STATEMENT

OF

GK INVESTOR LLC

SPHINX INVESTMENT CORP.

MARYPORT NAVIGATION CORP.

GEORGE ECONOMOU

ROBERT M. PONS

This proxy statement (this “Proxy Statement”) and accompanying BLUE universal proxy card or BLUE voting instruction form are being furnished to shareholders of Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”), by the GK Parties (as defined below) in connection with the 2024 annual meeting of shareholders of the Company (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meetings of shareholders of the Company held in lieu thereof, the “2024 Annual Meeting”). The Company has stated that the 2024 Annual Meeting will be held at 10:00 a.m. but has not yet announced a date or location for the 2024 Annual Meeting. The Company has not yet set a record date for determining shareholders entitled to notice of and to vote at the 2024 Annual Meeting (the “Record Date”). The participants in this solicitation (the “Participants”) are GK Investor LLC, a Marshall Islands limited liability company (“GK Investor”), Sphinx Investment Corp., a Marshall Islands corporation (“Sphinx”), Maryport Navigation Corp., a Liberian corporation (“Maryport”), George Economou, a citizen of Greece (collectively, the “GK Parties,” “we,” “us” or “our”), and Robert M. Pons, a citizen of the United States (the “GK Nominee”).

Sphinx and Maryport are the managers of GK Investor. Each of Sphinx and Maryport is directly or indirectly controlled by investor and business executive George Economou. Robert M. Pons is our nominee to serve on the Genco board of directors (the “Board”).

On January 9, 2024, GK Investor LLC submitted to the Company formal notice of its decision to (i) nominate the GK Nominee to the Board at the 2024 Annual Meeting (the “Nomination Proposal”) and (ii) introduce at the 2024 Annual Meeting a proposal to repeal each provision of, and each amendment to, the Company’s Amended and Restated By-Laws, as adopted July 9, 2014 and amended by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment thereto (the “By-Laws”) that the Board adopted or adopts without the approval of the shareholders of the Company after March 28, 2023, which is the date of the most recent publicly available amendment to the By-Laws, and up to and including the date of the 2024 Annual Meeting (the “By-Law Repeal Proposal” and together with the Nomination Proposal, collectively, the “GK Proposals”).

As of the Record Date, the Participants collectively beneficially owned [n] of the Company’s common shares, par value $0.01 per share (the “Common Shares”), constituting approximately [n]% of the [n] Common Shares stated by the Company as being outstanding as of the Record Date. As of the date of this Proxy Statement, the GK Parties collectively beneficially owned 2,310,655 Common Shares, constituting approximately 5.4% of the 42,730,455 Common Shares stated by the Company as being outstanding as of February 27, 2024 in its Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2024 (the “2024 Form 10-K”). Each Common Share outstanding on the Record Date will be entitled to one vote on all matters presented at the 2024 Annual Meeting, including the election of directors.

THIS SOLICITATION IS BEING MADE BY THE GK PARTIES AND NOT ON BEHALF OF THE GENCO BOARD OF DIRECTORS.

This Proxy Statement and the accompanying BLUE universal proxy card or BLUE voting instruction form are first being sent or given to holders of Common Shares as of the Record Date on or about [n], 2024.

We are soliciting your vote because we believe that Mr. Pons would be a valuable addition to the Board and that he will bring an experienced voice, fresh thinking, and a greater sense of urgency with respect to the need to make changes to the Company’s capital allocation strategy to both return value to shareholders in the near term and support the improvement of the price of the Common Shares in the longer term. We ask for your support at the upcoming 2024 Annual Meeting:

•	To elect the GK Nominee, Robert M. Pons, to the Board to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until his successor is duly elected and qualified; and

•	To approve the By-Law Repeal Proposal.

Additionally, we recommend that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2024 (the “Auditor Proposal”). We make no recommendation with respect to the approval of a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers (the “‘Say On Pay’ Proposal”).

Each of the Participants may be deemed a “participant” in this solicitation under the United States Securities and Exchange Commission (the “SEC”) rules.

Through this Proxy Statement and enclosed BLUE universal proxy card or BLUE voting instruction form, we are soliciting proxies to elect the GK Nominee to become a Company director and to pass the By-Law Repeal Proposal. The Participants and the Company will each be using a universal proxy card for voting on the election of directors at the 2024 Annual Meeting, which will include the names of all nominees for election to the Board. Shareholders will have the ability to vote for any combination (up to seven total) of our GK Nominee and the Company’s nominees on the enclosed BLUE universal proxy card or BLUE voting instruction form. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote.

The names, backgrounds and qualifications of the Company’s nominees and other information about them can be found in the Company’s preliminary proxy statement for the 2024 Annual Meeting (the “Company Proxy Statement”) filed by the Company with the SEC on April 3, 2024. The Company Proxy Statement may be accessed without cost on the SEC’s website at https://www.sec.gov.

Assuming the GK Nominee receives sufficient votes to be elected to the Board, your vote to elect the GK Nominee will have the legal effect of replacing one incumbent director of the Company. If elected, the GK Nominee, subject to his fiduciary duties as a director, will seek to work with the other members of the Board to maximize shareholder value.

The GK Parties urge shareholders to use our BLUE universal proxy card or BLUE voting instruction form to vote “FOR” the election of the GK Nominee (i.e., “FOR” Robert M. Pons), and to “WITHHOLD” on the election of incumbent director James G. Dolphin (the “Opposed Company Nominee”). Shareholders may vote for up to seven nominees to the Board. The Company’s other six nominees are Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, Arthur L. Regan, and John C. Wobensmith (each, an “Other Company Nominee” and, collectively, the “Other Company Nominees”). We make no recommendation with respect to the election of the six Other Company Nominees.

The GK Parties are recommending that shareholders vote “WITHHOLD” with respect to the Opposed Company Nominee, James G. Dolphin, Chairman of the Board, because the GK Parties believe that (i) under Mr. Dolphin’s chairmanship, the Board has consistently failed to take the steps required to ensure that the per-share price of the Common Shares more appropriately reflects the value of the Company’s underlying assets and the ongoing operation of those assets, (ii) Mr. Dolphin is seeking to empire-build and believes that his Board knows better than Company shareholders how Company shareholders should spend their own money, (iii) Mr. Dolphin has fostered a Board culture that is dismissive of shareholder points of view and that he seeks to have a Board comprised of persons pliant to his will as opposed to persons who will engage in the robust debate a good board needs in order to ensure that it makes good decisions (as evidenced among other things by the hostile, evasive and/or disingenuous manner Company representatives at all levels have responded both to the Nomination Notice and to Mr. Economou’s attempts to engage Company representatives on value creation – see the section of this Proxy Statement entitled “Background to this Solicitation” for further details).

IMPORTANTLY, IF YOU MARK MORE THAN SEVEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN SEVEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED.

THE GK NOMINEE IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL GENCO SHAREHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF GENCO CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE GK NOMINEE.

Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the shareholders at the 2024 Annual Meeting. If, however, we learn of any other proposals made at a reasonable time before the 2024 Annual Meeting, we will either supplement, amend, or amend and restate this Proxy Statement and provide shareholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect thereto. If other matters are properly presented thereafter, the persons named as proxies in the enclosed BLUE universal proxy card or BLUE voting instruction form will vote the Common Shares represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.

The GK Parties believe that change is necessary for the Company to achieve its full potential and that this change must begin at the Board level. To that end, GK Investor LLC has nominated Mr. Pons, a highly-qualified, independent nominee, for election to the Board.

The GK Parties are also asking shareholders to approve the By-Law Repeal Proposal because the GK Parties believe that in order to ensure that the shareholders’ will with respect to the GK Proposals is upheld, no effect should be given to any provision of, or other amendment to, the By-Laws unilaterally approved by the Board after the date of the most recent publicly disclosed amendment to the By-Laws.

While no assurances can be given that the election of the GK Nominee to the Board will enhance value, we believe that the election of the GK Nominee will add a strong, qualified, and necessary voice to the Board and send a strong message that shareholders are supportive of change at Genco. WE THEREFORE URGE YOU TO SUPPORT US IN THIS EFFORT BY VOTING “FOR” THE ELECTION OF ROBERT M. PONS, AND VOTING “WITHHOLD” ON THE ELECTION OF JAMES G. DOLPHIN, BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM TODAY. THE GK PARTIES MAKE NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE SIX OTHER COMPANY NOMINEES.

ADDITIONALLY, THE GK PARTIES URGE YOU TO VOTE “FOR” THE BY-LAW REPEAL PROPOSAL AND RECOMMEND THAT YOU VOTE “FOR” THE AUDITOR PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM TODAY. THE GK PARTIES MAKE NO RECOMMENDATION WITH RESPECT TO THE “SAY ON PAY” PROPOSAL.

The principal executive offices of the Company are located at 299 Park Avenue, 12th Floor, New York, NY 10171.

The Company has disclosed in the 2024 Form 10-K that as of February 27, 2024, there were 42,730,455 Common Shares outstanding. The Company’s definitive proxy statement, when it is filed with the SEC, is expected to provide the number of Common Shares outstanding and entitled to vote at the 2024 Annual Meeting as of the Record Date.

The GK Parties plan to vote all of the Common Shares that they hold as of the Record Date “FOR” the election of the GK Nominee in the Nomination Proposal, “WITHHOLD” on the election of the Opposed Company Nominee, “WITHHOLD” on the election of the six Other Company Nominees, “AGAINST” the Say On Pay Proposal, “FOR” the Auditor Proposal, and “FOR” the By-Law Repeal Proposal.

This proxy solicitation is being made by the GK Parties, and not on behalf of the Board or the Company’s management.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:
This Proxy Statement and the accompanying BLUE universal proxy card will be made available to shareholders by mail. The proxy materials, including the Proxy Statement, are also available without cost at www. [n].

REGARDLESS OF WHETHER YOU INTEND TO ATTEND THE 2024 ANNUAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE COMPANY BY COMPLETING, SIGNING, DATING AND RETURNING THE BLUE UNIVERSAL PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED, VOTING “FOR” THE ELECTION OF THE GK NOMINEE AND “FOR” THE BY-LAW REPEAL PROPOSAL TODAY .

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW COMMON SHARES YOU OWN.

IMPORTANT VOTING INFORMATION

If your Common Shares are held in your own name, please authorize a proxy to vote by signing and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your Common Shares voted (instructions are on your BLUE universal proxy card).

If you hold your Common Shares in “street name” with a bank, brokerage firm, dealer, trust company, or other institution or nominee, only they can exercise your right to vote with respect to your shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company, or other institution or nominee to ensure that a BLUE voting instruction form is submitted on your behalf. Please follow the instructions to authorize a proxy to vote on the enclosed BLUE voting instruction form. If your bank, brokerage firm, dealer, trust company, or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included with the enclosed BLUE voting instruction form.

As we are using a “universal” proxy card containing both the GK Nominee as well as the Company’s nominees to the Board, there is no need to use any other proxy card regardless of how you intend to vote.

PLEASE DO NOT RETURN ANY UNIVERSAL PROXY CARD OR VOTING INSTRUCTION FORM YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (other than on thE BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM delivered by us to you) TO VOTE YOUR COMMON SHARES AT THE 2024 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR COMMON SHARES AT THE 2024 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON YOUR BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM TO VOTE BY TELEPHONE OR VIA THE INTERNET. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

 Innisfree M&A Incorporated (“Innisfree”) is assisting us with our effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your Common Shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders may call +1 (888) 750-5884 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (if outside the U.S. and Canada)

Banks and Brokers may call +1 (212) 750-5833

It is important that your Common Shares be represented and voted at the 2024 Annual Meeting. Accordingly, regardless of whether you plan to attend the 2024 Annual Meeting live, please complete, date, and sign the BLUE universal proxy card or BLUE voting instruction form that has been provided to you by us (and not any universal proxy card that has been provided to you by the Company or any other proxy card or form that has been provided to you) and vote (i) “FOR” the election of the GK Nominee (i.e., “FOR” Robert M. Pons) and “WITHHOLD” on the election of the Opposed Company Nominee (i.e., James G. Dolphin), (ii) “FOR” the Auditor Proposal, and (iii) “FOR” the By-Law Repeal Proposal.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and can be identified by the use of, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “would,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals, or anticipated future actions by the Company or the Board, are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates, and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this Proxy Statement and the material accompanying this Proxy Statement.

BACKGROUND TO THIS SOLICITATION

The following is a chronology of certain events leading up to this proxy solicitation. Certain of the information set forth below is derived from information included in filings made by the Company with the SEC. The Participants disclaim any responsibility for the accuracy of any of the information extracted from such filings:

According to the 2024 Form 10-K, the Company is in the business of transporting iron ore, coal, grain, steel products, and other drybulk cargoes along worldwide shipping routes through the ownership and operation of drybulk vessels. While in recent years the shipping industry as a whole has undergone difficult periods, and stock prices at many shipping companies have periodically suffered as a result, the GK Parties believe that such industry-wide factors only partially account for the significant discount to net asset value at which the Common Shares consistently trade. Specifically, the GK Parties believe that the failure of the existing Board to appropriately direct its significant cash/cash flow towards shareholder-friendly value realization initiatives, such as stock buybacks either on the open market or through issuer tender offers, has negatively impacted stockholder value both in the short term (because existing shareholders have not been able to realize the benefit of such buyback initiatives) and in the longer term (because the GK Parties believe the investor community prices into the Company stock price an assumption that the Company is unlikely to engage in such value realization opportunities). The GK Parties have tried to engage constructively with Company representatives both with respect to the forgoing initiatives and with respect to the election of the GK Nominee; however, in the view of the GK Parties, the Company and its Board have consistently refused to meaningfully engage on such issues and appear to be more interested in providing the veneer of a proper process for purposes of creating a (superficially) positive record for themselves than in having a thoughtful, open-minded dialogue on how to drive shareholder value.

On December 5, 2023, counsel to GK Investor requested that the Company provide to GK Investor electronic copies of the Company’s form of director questionnaire with respect to proposed nominees for election to the Board, pursuant to Section 3 of Article III of the By-Laws. Such form was provided to GK Investor’s counsel by the Company’s counsel on December 8, 2023.

On December 29, 2023, GK Investor filed an initial Schedule 13D with the SEC in respect of the Company, disclosing beneficial ownership of approximately 5.4% of the issued and outstanding shares of Common Stock, that the GK Parties “acquired the Common Shares over which they exercise beneficial ownership in the belief that the Common Shares are undervalued and are an attractive investment” and, among other things, that the GK Parties expected from time to time to enter into discussions with directors and officers of the Company and other persons, including to review options for enhancing shareholder value.

On January 9, 2024, GK Investor delivered the Nomination Notice to the Company, informing the Company of GK Investor’s decision to propose the nomination of, and to nominate, Ms. Randee Day and Mr. Robert M. Pons for election to the Board at the 2024 Annual Meeting and to propose and bring before the meeting the By-Law Repeal Proposal. The Nomination Notice included, among other things, a request that if, for any reason, the Company, its executive officers, its secretary, or any officer designated as the chairperson of the Company’s next annual meeting or the Board believed that the Nomination Notice was not prepared and delivered in accordance with, and/or did not satisfy, the requirements of the By-Laws or applicable law, that the Company promptly, and in any event by no later than 5:00 p.m., New York time, on Friday, January 12, 2024 (the “Deadline”), notify GK Investor and counsel to GK Investor of such belief.

On January 10, 2024, the GK Parties filed an amended Schedule 13D with the SEC disclosing the submission of the Nomination Notice to the Company and disclosing GK Investor’s intent to solicit proxies in favor of the GK Proposals. Also on January 10, 2024, GK Investor issued a press release in respect of the Nomination Notice.

On January 11, 2024, Mr. Economou contacted Mr. Wobensmith and asked for a phone call following which a call was arranged involving Mr. Wobensmith, Mr. Economou and Mr. Dolphin. On that call Mr. Economou noted to the Messrs. Dolphin and Wobensmith that he had some thoughts on how to improve the Company’s stock price by returning value to shareholders.

On January 15, 2024, having received no response from the Company or its counsel to the request in the Nomination Notice that the Company inform GK Investor’s counsel if it believed the Nomination Notice was not prepared and delivered in accordance with, and/or did not satisfy, the requirements of the Company’s bylaws or applicable law (or any other communication from the Company), counsel to GK Investor emailed Mr. Wobensmith and counsel to the Company, noting that as the Company had not contacted counsel to GK Investor regarding the forgoing, counsel to GK Investor presumed that the Company had accepted the Nomination Notice as duly and validly prepared and delivered and would allow the proposals set forth in the Nomination Notice to be considered and voted upon by the Company’s shareholders at the 2024 Annual Meeting.

Later that day, counsel to the Company finally emailed counsel to GK Investor, copying in a litigator, to confirm receipt of the Nomination Notice, but—in what would become in the view of the GK Parties a pattern of purposeful evasion by the Company—declined to clearly confirm that the Company agreed that Nomination Notice was validly submitted.

That same day, counsel to GK Investor responded to Company counsel, noting among other things, that counsel to GK Investor had “received no response to [its] original request, and in response to [counsel’s] follow-up email of this morning, Genco provided a non-answer and a litigator was copied.” Such email further expressed disappointment with such “evasive and hostile response—especially in light of the recent phone call that our respective clients had.” Such email also again requested Company counsel to confirm whether the Company accepted the Nomination Notice.

No response was received from Company counsel to such email.

On January 16, 2024, Mr. Wobensmith texted Mr. Economou, asking Mr. Economou to let him know when Mr. Economou was next in New York so that he, Mr. Wobensmith and Mr. Dolphin could meet face-to-face.

On January 18, 2024, Mr. Economou responded by text, noting that he would be happy to meet in New York in May, but that he expected the Company to take his January 13, 2024 comments about returning value to shareholders seriously, and noted that an easy first step would be to initiate a stock buy-back program.

On January 19, 2024, Mr. Wobensmith responded by text that he had passed Mr. Economou’s message on to the full board, and suggested a face-to-face meeting in London during the next month to discuss further. Mr. Wobensmith’s email also included a number of (in the view of the GK Parties) empty self-serving statements crafted by advisors such as “As I’m sure you can appreciate capital allocation including share repurchases is something we consider along with our dividend strategy constantly.” and “We have always been open minded on all aspects of our business.”

On January 20, 2024, counsel to the Company emailed counsel to GK Investor noting that the Nominating and Governance Committee of the Board desired to interview the GK Nominee and Ms. Day.

On January 22, 2024, counsel to GK Investor responded, that “the last time we exchanged substantively on Randee’s and Robert’s nominations (see attached email), you/Genco declined to specifically confirm that their nominations had been validly made when we asked that you do so”, and asked whether the Company was able to confirm that it had accepted the Nomination Notice “so that GK can get comfortable that this interview request is in good faith as part of a genuine interest by the board in potentially having Randee/Robert as fellow board members and not as part of an attempt to create a record to oppose their candidacy.”

After counsel to the Company responded by email on January 24, 2024—again with a non-answer—GK Investor counsel replied by email on January 25, 2024, noting that “GK is provisionally prepared to make each of Ms. Day and Mr. Pons available for an interview with the Genco Nom/Gov committee” provided that the Company confirm its acceptance of the Nomination Notice, subject to certain limited caveats. Such email from GK Investor counsel further noted that “Providing such a confirmation is a very simple step assuming that Genco is operating in good faith—one that we note you/Genco have again refused to take in your email directly below. We also have not forgotten that your first communication to us after we delivered our notice copied a litigator.”

On January 22, 2024, Mr. Economou responded to Mr. Wobensmith’s January 19, 2024 text, offering Zoom instead of a trip to London as a near term and more carbon-friendly option. Mr. Economou also noted that to the extent Mr. Wobensmith felt a face-to-face meeting would be helpful, Mr. Economou would be happy to host Mr. Wobensmith in Greece at his convenience. Mr. Economou also reiterated that in his view the Company should implement a buy-back program.

On January 25, 2024, Mr. Wobensmith responded to Mr. Economou—avoiding addressing Mr. Economou’s offer of a Zoom meeting for near term engagement and pushing off substantive discussion by asking Mr. Economou to provide data (that the GK Investors believe the Company should already have already had readily available): “Hi George and thanks for the text. Getting to Athens this time of year is difficult as we are in the middle of finalizing our year end numbers and wrapping up the financial year. As to buybacks, we continue to look at the merits and are always open to creating sustainable value. Would it be possible for you to share with us some more details/analysis as to your thoughts on buybacks?”

Also on January 25, 2024, Mr. Economou texted to Mr. Wobensmith:

“I am surprised with your reply, hope you are not stonewalling me. You have access to major investment banks with huge experience in corporate finance and shipping and should also be building that expertise in-house. But the need to increase NAV and the merits of doing a buyback should be self-evident. I believe our nominees would see these things clearly.

When your stock trades below NAV and you have cash you can create value by buying back your stock. Using that cash for stock buybacks could have a lasting effect for the company as it would increase the share price and NAV per share.

From my perspective as a shareholder – and I believe others will agree – the end result must be a stock price reflecting the NAV or a liquidity event to realize fleet NAV.

As a first step, I would expect you and your board to announce and implement a meaningful buyback program ASAP. I would also expect your team to adopt a more constructive approach to our nominations.”

On January 26, 2024, Company counsel responded to counsel to GK Investor that “based on review of the materials provided, the nomination notice complies with the requirements of Genco’s By-Laws. Genco reserves all of its rights should any deficiency come to light at a later time with regard to such notice or any update or supplement” and also proposed interview timeslots for the GK Nominee and Ms. Day.

On January 30, 2024, Mr. Wobensmith responded: “George, far from stonewalling you, we are seeking to engage. I’ve taken your ideas back to the Genco board and we are reaching out to set up interviews of your nominees.”, followed by several paragraphs of (what again appears to the GK Parties to be) self-serving statements written by advisors such as “[a buyback] is something we consider regularly. We are confident with our strategy but we constantly review it and are open to suggestions.” and “we have an experiened and skilled team...who alongside our outside advisors have developed our capital allocation strategy through analysis and applied experience...we believe that the volatility in our industry makes capital allocation paramount to creating long term value...we want to understand your detailed thoughts and analysis as to potential benefits and risks as part of a comprehensive approach to a risk and reward in a cyclical industry...”

On January 30, 2024, Mr. Economou texted Mr. Wobensmith the following: “Thank you for the note. In the spirit of trying to reach a constructive solution, I would propose the following approach:

1.	If you are truly serious about interviewing the candidates, let’s ensure this happens without delay and without any games. We know that your advisors may be recommending that you employ certain tactics to draw out this process. We encourage you to ignore them.

2.	Please provide confirmation that you recognize our nominations of Randee and Bob as valid and in accordance with your bylaws. Again, gamesmanship is not in the best interests of your shareholders and your lack of forthrightness on this issue has not been encouraging.

3.	We will schedule a time for you and I to meet – after the nominee interviews have been conducted. I am happy at that time to present more detail on our thoughts and analysis to you and a subset of the Board if you wish.

I look forward to your timely reply.”

On February 21, 2024, such interviews were held.

Having received no response from the Company as to the outcome of such interviews, Counsel to GK investor emailed Company counsel on February 26, 2024 and received another non-answer in response the next day.

On February 27, 2024, counsel to GK Investor email to Company counsel: “I had hoped that we had moved beyond non-answers like the below. Our client would appreciate the courtesy of actual anticipated timing of a response. We look forward to your further reply.”

On February 28, 2024, Mr. Economou texted Mr. Wobensmith that “John, hope your lawyers aren’t stonewalling. They won’t answer clearly what the company’s decision on Randee and Bob is. Can you please get us a response?”

Also on February 28, 2024, Mr. Wobensmith responded to Mr. Economou by text: “Hi George. Definitely not stonewalling. The board is working on scheduling a meeting to discuss later this week. With that in mind I was waiting to reach out to you in a day or two to try and set up a call with Jim and me for early next week. As soon as the board’s schedule is set I will come back to you to set a day and time for next week.”

On March 5, 2024, the Company filed a press release announcing the Board’s rejection of the proposed nominations of the GK Nominee and Ms. Day. The Company also expanded the Board and appointed Ms. Paramita Das to serve as a director of the Company until the 2024 Annual Meeting.

Also on March 5, 2024, Messrs. Dolphin and Wobensmith spoke with Mr. Economou over the phone to inform him of the Board’s decision to reject the proposed nominations of Ms. Day and Mr. Pons, stating blandly that the Board felt that neither could add value.

Between March 26, 2024 and March 29, 2024, Messrs. Dolphin and Wobensmith communicated with Mr. Economou by phone and by text to discuss the prospect of returning value to shareholders through stock buybacks, either on the open market or buy issuer tender offer at a premium, with Messrs. Dolphin and Wobensmith indicating skepticism with respect to such options. All three also expressed a desire to avoid the costs and expense of a proxy contest if possible. Mr. Wobensmith alleged in one such text exchange (which, again, in the view of the GK Parties appears to have been written by advisors and not by Mr. Wobensmith) that following a March 26, 2024 phone call “[Messrs. Economou, Wobensmith and Dolphin] found we all share the same goal of focusing on returning capital to shareholders through dividends and [Mr. Economou] was satisfied with the governance and strategic direction of Genco.” The GK Parties do not agree with Mr. Wobensmith’s claim that Mr. Economou had stated that he was satisfied with the governance and strategic direction of the Company.

Also on March 26, 2024, counsel to the Company spoke by phone to counsel to GK Investor and conveyed their understanding of the discussions among Messrs. Dolphin, Wobensmith and Economou as of that point in time, including their understanding that while Mr. Economou would remain a “valued shareholder” there would be no proxy contest. When counsel to GK Investor asked whether the Company was proposing a settlement of some kind, Company counsel stated that it was not. Counsel to GK Investor noted that they would speak to Mr. Economou and revert.

On March 29, 2024, Company counsel and counsel to GK Investor spoke again, with counsel to GK Investor correcting certain aspects of what it understood to be Messrs. Dolphin and Wobensmith’s takeaway from the March 26, 2024 discussion. Counsel to GK Investor also confirmed that Mr. Economou believed having one of his nominees on the Board was important to make sure the Board properly considered value realization initiatives such as those that Mr. Economou had raised with Messrs. Wobensmith and Dolphin. Counsel to GK Investor also observed that the Company’s Board was fairly small and that it would not be difficult for the Board to be expanded by one member. Company counsel agreed to discuss with their client and subsequently reverted back to counsel to GK Investor that same day by telephone, among other things that the Board had rejected the proposed compromise.

From March 29, 2024 though the date of the filing of this Proxy Statement, representatives of the Company and of GK Investor further communicated periodically to assess whether a mutually-agreeable compromise could be reached that would negate the need for the proxy contest described in this Proxy Statement.

On April 3, 2024, the Company filed a preliminary version of the Company Proxy Statement.

On April 5, 2024, GK Investor notified the Company that it would only be seeking to elect one nominee, Mr. Pons, at the 2024 Annual Meeting. The GK Parties believe that seeking to elect one nominee, and consequently recommending a “WITHHOLD” vote solely with respect to Mr. Dolphin, will help make clear for shareholders that the GK Parties’ priority is to ensure the removal from the Board of Mr. Dolphin, who the GK Parties hold responsible for the Board’s dismissive approach to shareholders and seeming indifference to opportunities to return value to shareholders, such as those suggested by the GK Parties.

On April 8, 2024, GK Investor filed a preliminary version of this Proxy Statement with the SEC.

REASONS FOR THE SOLICITATION

The GK Parties believe, based on the Participants’ interactions with members of the Board that the Board is inappropriately dominated by its non-executive chairman, James G. Dolphin, who (i) has been on the Board far too long (10 years), (ii) is insufficiently aligned with shareholders due to his limited exposure to Common Shares and (iii) appears to fail to understand that shareholders have a right to determine what to do with their own money—and that stacking the Board with people that in the view of the GK Parties are unlikely to challenge Mr. Dolphin’s views is at odds with the best interests of shareholders. The GK Parties also believe that the performance of the Common Shares has consistently lagged net asset value in part because of a failure of the Company to return a sufficient portion of its excess cash to shareholders, which, the GK Parties believe, would support the stock price both in the short term and in the longer term and therefore help create shareholder value. The GK Parties have attempted in good faith to discuss this need to return additional value to shareholders with the Board but believe that such good faith has not been returned—and that the Board has attempted to create the illusion of open-mindedness and engagement but has not at any time actually taken the proposals of the GK Parties seriously. The GK Parties have similarly been dismayed by the hostile and evasive manner in which Company representation at all levels has responded to the Nomination Notice. See the section of this proxy statement entitled Background to the Solicitation for further details.

We believe that the election of the GK Nominee will bring an experienced voice, fresh thinking, and a greater sense of urgency with respect to the need to make changes to the Company’s capital allocation strategy to both return value to shareholders in the near term and support the price of the Common Shares in the longer term, and that his strong yet cooperative personality will help encourage healthy, robust debate in the boardroom.

We further believe that the removal of Mr. Dolphin from the Board will (i) send a message to the remaining Board members that they need to thoughtfully listen and react to the wishes of the Company’s shareholders, to whom they ultimately owe their fiduciary duties and (ii) remove a significant obstacle to healthy boardroom debate. We also believe that the election of the GK Nominee and removal of Mr. Dolphin will demonstrate to the remaining members of the Board the importance of pursuing the value-realization opportunities proposed by the GK Parties in the near term.

Since the GK Nominee, if elected to the Board, would still only be one of seven directors on the Board, the ability of the GK Nominee to effect meaningful change at the Company will depend on the cooperation of the remaining directors. We believe that the election of the GK Nominee to the Board, together with the passage of the By-Law Repeal Proposal (which is further discussed below), will help demonstrate that the GK Nominee has a mandate from the Company’s shareholders to help drive change at the Company.

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION

The following are some of the questions you may have as a shareholder, as well as the answers to those questions. The following is not a substitute for the information contained in this Proxy Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this Proxy Statement carefully and in its entirety.

Who is making this solicitation?

The solicitation for the election of the GK Nominee to serve as a member of the Board, for the By-Law Repeal Proposal is being made by the GK Parties. The GK Parties include GK Investor LLC, who submitted the Nomination Notice to nominate the GK Nominee and to make the By-Law Repeal Proposal, Sphinx, Maryport and Mr. George Economou. Mr. Pons is also a Participant by virtue of his status as the GK Parties’ nominee. For more information regarding the GK Parties and the GK Nominee, please see Annex A attached to this Proxy Statement.

What are the GK Parties asking you to vote for?

The GK Parties are asking you to vote on the BLUE universal proxy card or BLUE voting instruction form at the 2024 Annual Meeting as follows:

1.	“FOR” the election of the GK Nominee to serve as a member of the Board for a one year term expiring at the next annual meeting of the Company’s shareholders or until his successor is duly elected and qualified and “WITHHOLD” on the election of the Opposed Company Nominee.

2.	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024.

3.	“FOR” the repeal of each provision of, and each other amendment to, the By-Laws adopted by the Board without the approval of the shareholders of the Company after March 28, 2023 (the date of the most recent publicly disclosed amendment to the By-Laws).

Shareholders may vote for up to seven nominees to the Board. If shareholders choose to vote for any of the Company’s nominees, we recommend that shareholders “WITHHOLD” on the election of the Opposed Company Nominee. We make no recommendation with respect to your votes on the election of the six Other Company Nominees. We also make no recommendation with respect to the “Say on Pay” Proposal.

Why are the GK Parties soliciting your vote?

The GK Parties believe from the Participants’ interactions with members of the Board that the Board is inappropriately dominated by its non-executive chairman, James G. Dolphin, who (i) has been on the Board far too long (10 years), (ii) is insufficiently aligned with stockholders due to his limited exposure to Common Shares and (iii) appears to fail to understand that shareholders have a right to determine what to do with their own money—and that stacking the Board with people that in the view of the GK Parties are unlikely to challenge Mr. Dolphin’s views is at odds with the best interests of shareholders. The GK Parties also believe that the performance of the Common Shares has consistently lagged net asset value in part because of a failure of the Company to return a sufficient portion of its excess cash to shareholders, which, the GK Parties believe, would support the stock price both in the short term and in the longer term and therefore help create shareholder value. We believe that the election of the GK Nominee will bring an experienced voice, fresh thinking, and a greater sense of urgency with respect to the need to make changes to the Company’s capital allocation strategy to both return value to shareholders in the near term and support the price of the Common Shares in the longer term, and that his strong yet cooperative personality will help encourage healthy, robust debate in the boardroom. We further believe that the removal of Mr. Dolphin from the Board will (i) send a message to the remaining Board members that they need to thoughtfully listen and react to the wishes of the Company’s shareholders, to whom they ultimately owe their fiduciary duties and (ii) remove a significant obstacle to healthy boardroom debate. Please see the section of this Proxy Statement entitled “Reasons for the Solicitation” for further information.

We are asking shareholders to approve the By-Law Repeal Proposal because we believe that in order to ensure that the will of the Company’s shareholders with respect to the Nomination Proposal is upheld, no effect should be given to any provision of, or other amendment to, the By-Laws unilaterally approved by the Board after the date of the most-recent publicly disclosed amendment to the By-Laws.

Who is the GK Nominee?

We are proposing that Robert M. Pons be elected to the Board to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until his successor is duly elected and qualified.

Set forth below is (a) the name, age, any position and office with the Company held by the GK Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years, the name and principal business of any corporation or other organization in which such occupation or employment was carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of the Company), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the GK Nominee should serve as a director for the Company as of the date hereof, in light of the Company’s business and structure (including such material information beyond the past five years and information on the GK Nominee’s particular area of expertise or other relevant qualifications), and (b) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

The business address of Robert M. Pons is “439 Williamson Road, Gladwyne, PA 19035.”

Name and Age	Principal Occupation or Employment and Public Company Directorships, in each case During the Last Five Years
Robert M. Pons (67)

Robert M. Pons is a citizen of the United States.

Mr. Pons is President and CEO of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies. He was previously Executive Vice President of PTGi-ICS, a wholly owned subsidiary of HC2 Holdings, Inc., a publicly traded holding company operating subsidiaries in infrastructure, telecom, construction, energy technology, gaming and life science. Previously, he was Senior Vice President, Capital Markets, at TMNG Global, a global consulting firm to technology, media, communications, and financial services companies. He also served in senior management roles at technology companies including Uphonia, Inc. (formerly SmartServ Online, Inc.) and FreedomPay. Mr. Pons has served on the boards of 16 public companies and is currently a director of Marpai, Inc. (NASDAQ: MRAI). He previously served as Executive Chairman of Seachange International, Inc. (NASDAQ: SEAC) as well as a director at CCUR Holdings, Inc. (OTCPK: CCUR), Alaska Communications, Inc., and Inseego Corp. (NASDAQ: INSG), among others. Mr. Pons received a B.A. with honors from Rowan University.

GK Investor believes Mr. Pons is qualified to serve as a member of the Board because of his operational executive management experience and significant prior board and board leadership experience at publicly traded companies, including as a board chairman, as well as his success in leading strategic initiatives with various companies.

Mr. Pons does not currently hold, and has not within the past five years held, any position or office with the Company.

According to publicly available information, as of the filing of this Proxy Statement, the Board consists of seven directors. This Proxy Statement is soliciting proxies to elect Robert M. Pons at the 2024 Annual Meeting to serve on the Board.

If elected, the GK Nominee will be only one of seven directors and will not alone be able to adopt resolutions or otherwise cause the Board to act. The GK Nominee intends to work actively with the other Board members or their replacements to discuss the issues and challenges facing the Company and resolve them together (to the extent they are willing to do so). By utilizing his experience and working constructively with the other Board members or their replacements (to the extent they are willing to do so), the GK Nominee believes he can effect positive change at the Company.

You should refer to the Company’s definitive proxy statement, when it is filed by the Company with the SEC, and which may once filed be accessed without cost on the SEC’s website at https://www.sec.gov, for the names, background, qualifications and other information concerning the Company’s nominees.

Who can vote at the 2024 Annual Meeting?

According to the 2024 Form 10-K, the Common Shares comprise all of Genco’s outstanding voting shares. Only shareholders of record at the close of business on that date will be entitled to vote at the 2024 Annual Meeting or any and all adjournments or postponements thereof. Accordingly, shareholders who sell their shares before the Record Date (or acquire them after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the 2024 Annual Meeting even if they sell their shares after the Record Date.

Each common share outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. The Company’s amended and restated articles of incorporation (the “Charter”) and the By-Laws state that cumulative voting shall not be used to elect directors.

How can I submit my vote?

We are asking you to appoint each and any of Richard Brand, Kiran Kadekar, Arthur Crozier and Jonathan Kovacs as your proxy holders to vote your shares at the 2024 Annual Meeting. You make this appointment by voting the enclosed BLUE universal proxy card or BLUE voting instruction form or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holder to vote your Common Shares at the 2024 Annual Meeting, according to the directions you provide. You may vote for or against the GK Nominee, and/or all, some or none of the Company’s nominees, provided that if you mark more than seven “FOR” boxes with respect to the election of directors, all of your votes for the election of directors will be deemed invalid. Regardless of whether you are able to attend the 2024 Annual Meeting, you are urged to complete the enclosed BLUE universal proxy card or BLUE voting instruction form and return it in the enclosed self-addressed, prepaid envelope or by instructing us by telephone or via the Internet as to how you would like your Common Shares voted (instructions are on your BLUE universal proxy card or BLUE voting instruction form). All valid proxies received prior to the meeting will be voted. Except as otherwise provided in this Proxy Statement, if you specify a choice with respect to any item by marking the appropriate box on the proxy, the Common Shares will be voted in accordance with that specification.

IF YOU RETURN A VALID BLUE universal proxy card or BLUE voting instruction form AND DO NOT MARK A VOTE WITH RESPECT TO ANY NOMINEE ON PROPOSAL 1, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED “FOR” the election of the GK Nominee, “WITHHOLD” on THE ELECTION OF THE Opposed Company Nominee (i.e. JAMES G. DOLPHIN ), and “WITHHOLD” on the ELECTION OF THE SIX OTHER Company Nominees (i.e. PARAMITA DAS, KATHLEEN C. HAINES, BASIL G. MAVROLEON, KARIN Y. ORSEL, ARTHUR L. REGAN, AND JOHN C. WOBENSMITH).

IF YOU RETURN A VALID BLUE universal proxy card or BLUE voting instruction form AND DO NOT MARK A VOTE WITH RESPECT TO any of proposal 2, 3 AND/OR 4, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED (IN EACH CASE TO THE EXTENT YOU DID NOT MARK A VOTE WITH RESPECT TO SUCH PROPOSAL) “AGAINST” the “say on pay” proposal; “FOR” the AUDITOR proposal; “FOR” the BY-LAW repeal PROPOSAL, AND IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT THE PARTICIPANTS DO NOT KNOW, A REASONABLE TIME BEFORE THE SOLICITATION, ARE TO BE PRESENTED AT THE 2024 Annual MEETING.

IMPORTANTLY, IF YOU MARK MORE THAN SEVEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN SEVEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR SHARES WILL ONLY BE VOTED “FOR” THE NOMINEES YOU HAVE SO MARKED.

In the event that the GK Parties withdraw the nomination of the GK Nominee or abandon their solicitation, any votes cast in favor of the GK Nominee will be disregarded and not be counted, whether such vote is provided on the Company’s universal proxy card or our BLUE universal proxy card or BLUE voting instruction form.

With respect to votes cast in favor of the Company’s nominees or on matters other than the election of directors, in the event that we withdraw our nomination of the GK Nominee or abandon the solicitation, we will still submit such votes to the independent inspector.

Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the shareholders at the 2024 Annual Meeting. Unless you indicate otherwise on the BLUE universal proxy card or BLUE voting instruction form, you also authorize your proxy holders to vote your Common Shares in their discretion on any matters not known by us at the time this Proxy Statement was printed and that, under the By-Laws, may be properly presented for action by the shareholders at the 2024 Annual Meeting.

What is the quorum requirement for the 2024 Annual Meeting?

In order to carry on the business of the 2024 Annual Meeting, there must be a quorum. The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding and entitled to vote at the 2024 Annual Meeting is necessary to constitute a quorum. Abstentions and votes withheld will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the 2024 Annual Meeting.

What is the effect of an abstain vote or the withholding of a vote?

For the election of directors, shareholders may vote “FOR” a nominee, or “WITHHOLD” their vote with respect to a nominee. A properly executed proxy marked to “WITHHOLD” a vote with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against such director nominee. Therefore, a proxy marked “WITHHOLD” with respect to a specific nominee will result in such nominee receiving fewer “FOR” votes for purposes of determining the nominees receiving the most votes.

With regard to all other proposals, a shareholder may vote “FOR”, “AGAINST”, or to “ABSTAIN”. If a shareholder abstains from voting as to any matter, then the Common Shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and shall have the same effect as a vote “against” with respect to such matter.

What is a broker non-vote?

A “broker non-vote” occurs when a broker who holds Common Shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Ordinarily, if you are a beneficial owner of Common Shares and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of various national and regional securities exchanges, that organization may exercise discretionary authority to vote on “routine” proposals but may not vote on “non-routine” proposals.

If you hold shares in street name and do not provide your broker with specific voting instructions on the election of directors, the “Say On Pay” Proposal and the By-Law Repeal Proposal, which are considered non-routine matters, your broker does not have the authority to vote on those proposals.

Typically, the Auditor Proposal would be considered to be a “routine” matter under NYSE rules. Accordingly, typically, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, your broker has discretionary authority under NYSE rules to vote your shares on this proposal. However, to the extent that the GK Parties provide a voting instruction form to shareholders who hold their shares in “street name,” the Auditor Proposal will be a “non-routine” matter, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the 2024 Annual Meeting. If, however, the GK Parties do not provide a voting instruction form to shareholders who hold their shares in “street name,” then the Auditor Proposal would be considered to be a routine matter, and a broker would be able to vote upon the matter if a shareholder does not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to the Auditor Proposal. If you receive a voting instruction form from the GK Parties and you do not instruct your broker how to vote with respect to the Auditor Proposal, your broker will not have the authority to vote on such proposal.. If you receive a voting instruction form from the GK Parties, hold Common Shares through a broker and do not submit any voting instructions to such broker with respect your Common Shares, your shares will not be counted in determining the outcome of any of the proposals at the 2024 Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. If you receive a voting instruction form from the GK Parties and submit voting instructions for one proposal but not for another, your shares will be counted as present for purposes of determining whether a quorum exists, but will not be voted with respect to the proposal for which you did not provide instructions. If the item for which you did not provide broker instructions requires approval of the majority of shares present, your failure to provide voting instructions will have effect of an “AGAINST” vote with respect to that item.

What vote is required to elect the GK Nominee?

Under the Charter and By-Laws, the directors shall be elected by a plurality of the votes cast at the 2024 Annual Meeting (meaning, assuming that the Board remains the same size as it is currently, the seven director nominees receiving the greatest number of votes cast “FOR” shall be elected). Importantly, if you mark more than seven “FOR” boxes with respect to the election of directors, all of your votes for the election of directors will be deemed invalid.

Shareholders do not have the right to cumulate their votes in the election of directors. Votes withheld and broker non-votes are not votes cast and will result in the applicable nominees receiving fewer “FOR” votes for purposes of determining the nominees receiving the most votes. A properly executed proxy marked to “WITHHOLD” a vote with respect to the election of any nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against such nominee. Therefore, a proxy marked “WITHHOLD” with respect to a specific nominee will result in such nominee receiving fewer “FOR” votes for purposes of determining the nominees receiving the most votes.

How many Common Shares must be voted in favor of the other proposals described in this Proxy Statement?

The approval of the By-Law Repeal Proposal will require the affirmative vote of 66 2/3% of the voting power of all outstanding Common Shares. You may vote for or against or you may abstain on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

The approval of the “Say on Pay” Proposal and the Auditor Proposal will require the affirmative vote of a majority of the Common Shares represented and entitled to vote. You may vote for or against or you may abstain on this proposal. Abstentions will have the same effect as votes against these proposals. Broker non-votes will have no effect on this proposal.

If other matters are properly brought before the 2024 Annual Meeting, the vote required will be determined in accordance with applicable law, the listing standards and rules of NYSE, the Charter and By-Laws, as applicable.

What should I do in order to vote for the GK Nominee?

If your Common Shares are held of record in your own name, please authorize a proxy to vote by completing, signing, dating, and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided or by instructing us by telephone or via the Internet as to how you would like your shares voted (instructions are on your BLUE universal proxy card.

If you hold your Common Shares in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your Common Shares and only upon receipt of your specific instructions with respect to the election of directors. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a BLUE voting instruction form is submitted on your behalf. Please follow the instructions to authorize a proxy to vote provided on the enclosed BLUE voting instruction form. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included on the enclosed BLUE voting instruction form.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the 2024 Annual Meeting, we encourage you to read this Proxy Statement and complete, date, sign and return your completed BLUE universal proxy card or BLUE voting instruction form prior to the 2024 Annual Meeting so that your Common Shares will be represented and voted in accordance with your instructions. Even if you plan to attend the 2024 Annual Meeting, we recommend that you authorize a proxy to vote your Common Shares in advance as described above to ensure that your vote will be counted if you later decide not to attend the 2024 Annual Meeting.

The GK Parties recommend that I vote “FOR” the election of one nominee – the GK Nominee, but there are seven seats on the Board. How should I vote with respect to the Company nominees?

You will have the ability to vote for any combination (up to seven total) of the GK Nominee and the Company’s nominees. We recommend that you “WITHHOLD” on the election of the Opposed Company Nominee (i.e., James G. Dolphin), and we make no recommendation with respect to your votes on the election of the six Other Company Nominees. However, we believe the best opportunity to elect the GK Nominee is to vote “FOR” the GK Nominee, and “WITHHOLD” on, or not vote “for”, any Company nominee – including any Other Company Nominee – on the BLUE proxy card or BLUE voting instruction form.

How do I revoke a proxy?

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the 2024 Annual Meeting or at the 2024 Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to John C. Wobensmith, Secretary of Genco, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the 2024 Annual Meeting and voting in person.

Please note, however, that only your last-dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the 2024 Annual Meeting as described in this Proxy Statement. Attending the 2024 Annual Meeting alone without taking one of the actions set forth above will not revoke your proxy.

Shareholders who hold their Common Shares in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee will need to notify the person responsible for their account to revoke or withdraw previously given instructions. You may also provide your bank, brokerage firm, dealer, trust company or other nominee with new voting instructions. Only your latest dated instructions will count. Unless revoked in the manner set forth above and subject to the foregoing, duly authorized proxies in the form enclosed will be voted at the 2024 Annual Meeting in accordance with your instructions. We request that a copy of any revocation sent to the Company or any revocation notification sent to the person responsible for a bank or brokerage account also be sent to us, at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we may be aware of any revocation of a proxy.

PLEASE DO NOT RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (other than on the BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM Delivered by us to you) TO VOTE YOUR COMMON SHARES AT THE 2024 ANNUAL MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR COMMON SHARES AT THE 2024 ANNUAL MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY SIGN AND RETURN THE ENCLOSED BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

Who is paying for the solicitation?

The expense of soliciting proxies for the 2024 Annual Meeting by the Participants is being borne by the GK Parties. The GK Parties expect to seek reimbursement of such solicitation expenses from the Company. In the event that the GK Parties do seek reimbursement of such expenses, they do not intend to submit the question of such reimbursement to a vote of the Company’s shareholders.

Whom should I call if I have any questions about the solicitation?

If you have any questions, or need assistance in voting your Common Shares, please call our proxy solicitor, Innisfree. Shareholders may call toll-free at +1 (888) 750-5884 (from the U.S. and Canada) or +1 (412) 232-3651 (if outside the U.S. and Canada). Banks and brokers may call +1 (212) 750-5833.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW COMMON SHARES YOU OWN. THE GK PARTIES URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED BLUE UNIVERSAL PROXY CARD OR BLUE VOTING INSTRUCTION FORM TODAY TO VOTE “FOR” the gk nominee (i.e., Robert M. Pons) TO BE ELECTED to the Board, “WITHHOLD” ON THE ELECTION OF THE OPPOSED COMPANY NOMINEE (i.e., james g. dolphin), “FOR” THE auditor proposal, AND “for” THE BY-LAW REPEAL PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:
This Proxy Statement and the accompanying BLUE universal proxy card will be made available to shareholders by mail. The proxy materials, including the Proxy Statement, are also available at no charge at www.[n].

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We propose that the shareholders elect Robert M. Pons as a member of the Board at the 2024 Annual Meeting. According to publicly available information, the Board consists of seven directors. We propose that shareholders withhold their votes with respect to the election of Mr. Dolphin. We make no recommendation as to how shareholders should vote with respect to the election of the six Other Company Nominees. The initial term of the GK Nominee, if elected, will be until the 2025 annual meeting of the shareholders of the Company, and until a successor is elected and qualified or until his earlier death, resignation, removal or the earlier termination of his term of office. This Proxy Statement is soliciting proxies to elect the GK Nominee. We have provided the required notice to the Company pursuant to the universal proxy rules, including Rule 14a-19(a)(1) under the Exchange Act, and we intend to solicit the holders of Common Shares representing at least 67% of the voting power of Common Shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

Under the Charter and By-Laws, the directors shall be elected by a plurality of the votes cast at the 2024 Annual Meeting (meaning, assuming that the Board remains the same size as it is currently, those seven nominees receiving the greatest number of votes cast “FOR” shall be elected). Importantly, if you mark more than seven “FOR” boxes with respect to the election of directors, all of your votes for the election of directors will be deemed invalid.

GK Investor believes that the GK Nominee would be a valuable addition to the Board and that he will bring an experienced voice, fresh thinking and greater sense of urgency with respect to the need to make changes to the Company’s capital allocation strategy to both return value to shareholders in the near term and support the price of the Common Shares in the longer term, and that his strong yet cooperative personality will help encourage healthy, robust debate in the boardroom.

We further believe that the removal of Mr. Dolphin from the Board will (i) send a message to the remaining Board members that they need to thoughtfully listen and react to the wishes of the Company’s shareholders, to whom they ultimately owe their fiduciary duties and (ii) remove a significant obstacle to healthy boardroom debate.

We do not have any knowledge of any facts that would reasonably prevent the determination that the GK Nominee is independent under the applicable standards, including those of the NYSE or the SEC.

In addition, the GK Nominee understands that, if elected as a director of the Company, the GK Nominee would have an obligation to act in the best interests of the Company and its shareholders in accordance with his duties as a director.

We are not seeking control of the Board at the 2024 Annual Meeting. While no assurances can be given that the election of the GK Nominee to the Board will enhance value or result in the return of additional value to shareholders, particularly in light of his minority representation on the Board, if elected, the GK Nominee intends to work with the other Board members or their replacements to discuss the issues and challenges facing the Company and resolve them (to the extent they are willing to do so). By utilizing his experience, the GK Nominee believes he can effect positive change at the Company.

We do not expect that the GK Nominee will be unable to stand for election. If the GK Nominee is unable to serve or determines not to serve, we may seek to replace such GK Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.

We reserve the right to further nominate, substitute or add additional persons, or subtract or remove persons, as nominees for election to the Board, to the extent this is not prohibited under applicable law or the Company’s organizational documents, including if the Company purports to increase the number of directorships, and/or the Company makes or announces any changes to the By-Laws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying the GK Nominee or any additional or substitute nominee nominated pursuant to the foregoing, and/or the GK Nominee is unable or hereafter becomes unwilling for any reason to serve as a director. Additional nominations made pursuant to the foregoing are without prejudice to our position that any attempt to change the size of the Board or disqualify the GK Nominee through By-Law amendments or otherwise would constitute unlawful manipulation of the Company’s corporate machinery. We further reserve the right to (a) challenge any action by the Company that has, or if consummated would have, the effect of disqualifying the GK Nominee; and (b) withdraw the GK Nominee. If we are permitted to substitute the GK Nominee or propose an additional nominee, we will file and deliver supplemental proxy materials, including a revised proxy card, disclosing such information relating to any substitute nominee or additional nominee as we deem necessary. Only in such case will the Common Shares represented by the enclosed BLUE universal proxy card or BLUE voting instruction form be voted for a substitute nominee or additional nominees.

Information Regarding the GK Nominee

Information pertaining to the GK Nominee, including the name, age, present principal occupation, business address, and business experience for the past five years and certain other information, is set forth in the question and answer section of the proxy statement under the section entitled “Who is the Nominee?”, which we urge you to read. This information has been furnished to us by the GK Nominee. Other than as disclosed in this Proxy Statement, there is no arrangement or understanding between the GK Nominee and any other person(s) pursuant to which the GK Nominee was or is to be selected as a director or nominee of the Company.

You should refer to the Company Proxy Statement, which may be accessed without cost on the SEC’s website at https://www.sec.gov, for the names, background, qualifications and other information concerning the Company’s nominees.

Arrangements between the GK Nominee and the GK Parties

The GK Nominee has executed a written consent agreeing to be named in the Company’s proxy materials and to serve as director of the Company if so elected.

Other than the foregoing, there are no arrangements or understandings between or among any of the Participants in this solicitation or any other person or persons pursuant to which the nomination of the GK Nominee described herein is to be made.

Compensation of the Company’s Directors

If elected to the Board, the GK Nominee will not receive any compensation from the GK Parties to serve as a director. We expect, however, that he will receive whatever compensation the Board has established for non-employee directors of the Company unless and until the Board determines to change such compensation.

According to the Company Proxy Statement, the Company’s non-executive directors were entitled to receive the following compensation in fiscal year 2023:

•	Board Retainer: $75,000 annually
•	Audit Committee (non-chairperson) Member Retainer: $10,000 annually
•	Audit Committee Chairperson Retainer: $20,000 annually
•	Compensation Committee, Nominating and Corporate Governance Committee, ESG Committee Retainer (non-chairperson) Member Retainer: $7,500 annually
•	Compensation Committee, Nominating and Corporate Governance Committee, the ESG Committee Chairperson Retainer: $15,000 annually

Also, according to the Company Proxy Statement, the non-chairman directors were each granted restricted share units (“RSUs”) with respect to 7,288 shares of Common Shares, representing a grant having a dollar value of $100,000 based on such closing price, with fractional shares rounded down. No shares of the Common Shares are currently outstanding in respect of any of the RSUs. Such shares will only be issued in respect of vested RSUs when the director’s service with the Company as a director terminates.

The Participants also believe that the Company maintains, at its expense, a policy of insurance which insures its directors and officers. The Charter further provides (as further stated and qualified as set forth therein) that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. The Charter also provides (as further stated and qualified as set forth therein) for indemnification of directors or officers, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended. Further, the By-Laws also provide (as further stated and qualified as set forth therein) that the Company will to the fullest extent permitted by Marshall Islands law indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness or potential witness) in any threatened, pending, or completed action, suit, or proceeding by reason of the fact that such person is or was (among other things) a director or officer of the Company.

The Participants expect that the GK Nominee, if elected, will be exculpated and indemnified in connection with his service as a director of the Company to the same extent exculpation and indemnification is provided to the current directors of the Company under the Charter and By-Laws and be covered by the policy of insurance which insures the Company’s directors and officers.

Neither the GK Nominee nor any of his associates have received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in Item 402 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).

The GK Nominee has not had any position or office with the Company, and no occupation or employment with which the GK Nominee has been involved, during the past five years, was carried on with the Company or any company or organization that is a parent, subsidiary or other affiliate of the Company, and the GK Nominee has never served on the Board.

Interest of the GK Nominee

The GK Nominee may be deemed to have an interest in his nomination for election to the Board by virtue of any compensation or other rights that the GK Nominee may receive from the Company as a director, if elected to the Board, and as described elsewhere in this Proxy Statement and in the Company Proxy Statement, which may be accessed without cost on the SEC’s website at https://www.sec.gov. We expect that the GK Nominee, if elected, will be indemnified for service as a director of the Company to the same extent indemnification is provided to the current directors of the Company under the By-Laws and the Charter and be covered by the policy of insurance which insures the Company’s directors and officers.

Other than as set forth in this section of the Proxy Statement or in Annex A, none of the persons listed on Annex A of this Proxy Statement, including the GK Nominee, or any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2024 Annual Meeting.

The information herein regarding the GK Nominee has been furnished to us by the GK Nominee.

THE GK PARTIES STRONGLY URGE YOU TO VOTE “FOR” the gk nominee (i.e., robert m. pons) TO BE ELECTED TO THE BOARD and “withhold” on the election of the opposed company nominee (i.e., James G. Dolphin). THE GK PARTIES make no recommendation with respect to the election of the SIX OTHER Company Nominees.

THE GK PARTIES INTEND TO VOTE THEIR common SHARES “FOR” THE ELECTION OF THE gk NOMINEE, “WITHHOLD” ON THE ELECTION OF THE OPPOSED COMPANY NOMINEE, AND “WITHHOLD” ON THE ELECTION OF THE six OTHER COMPANY NOMINEES.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

According to the Company Proxy Statement, shareholders are being asked to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company Proxy Statement. Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of Genco Shipping & Trading Limited approve, on an advisory basis, the compensation of its named executives as disclosed in the Proxy Statement for the Genco Annual Meeting, including the Summary Compensation Table set forth in such Proxy Statement and other related tables and disclosures.”

According to the Company Proxy Statement, the affirmative vote of a majority of the common shares represented and entitled to vote is the voting standard for approval of this Proposal.

THE GK PARTIES MAKE NO RECOMMENDATION ON THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. THE GK PARTIES INTEND TO VOTE THEIR COMMON SHARES “AGAINST” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 3

AUDITOR PROPOSAL

According to the Company Proxy Statement, the Company’s Audit Committee is submitting its selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024 for ratification by the shareholders.

According to the Company Proxy Statement, representatives of Deloitte & Touche LLP are expected to be present at the 2024 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The approval of the Auditor Proposal requires the affirmative vote of a majority of the Common Shares represented and entitled to vote.

Additional information regarding the Auditor Proposal is contained in the Company Proxy Statement.

THE GK PARTIES RECOMMEND THAT YOU VOTE “FOR” THE AUDITOR PROPOSAL.

THE GK PARTIES INTEND TO VOTE THEIR COMMON SHARES “FOR” THE AUDITOR PROPOSAL.

PROPOSAL NO. 4— THE By-Law Repeal PROPOSAL

Pursuant to Article XII, Section 12.01 of the By-Laws, the Company’s shareholders have the power to alter, amend, or repeal the By-Laws. It is our belief that in order to ensure that the will of the Company’s shareholders with respect to the Nomination Proposal is upheld, no effect should be given to any provision of, or other amendment to, the By-Laws unilaterally approved by the Board after the date of the Company’s most-recent publicly disclosed By-Laws. The holders of Common Shares are therefore being asked to adopt a resolution that would repeal any provision of, or other amendment to, the By-Laws that the Board adopted or adopts without the approval of the shareholders of the Company after March 28, 2023 and up to and including the date of the 2024 Annual Meeting, including without limitation any amendments that the Board adopts or adopted without public disclosure or that the Board adopted or adopts in an effort to impede the effectiveness of the nomination of the GK Nominee by (among other things) (a) negatively impacting the GK Parties’ ability to solicit and/or obtain proxies from shareholders of the Company, (b) contravening the will of the shareholders of the Company expressed in those proxies or (c) modifying the Company’s corporate governance regime. At the time of submitting this By-Law Repeal Proposal, the GK Parties are not aware of any specific By-Laws amendments that would be repealed by the adoption of the By-Law Repeal Proposal.

We ask that shareholders adopt the following resolution:

“RESOLVED, that each provision of, and each other amendment to, the By-Laws adopted by the Board without the approval of the shareholders of the Company after March 28, 2023 and up to and including the date of this meeting of shareholders at which this resolution is being proposed, be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s shareholders.”

The approval of the By-Law Repeal Proposal requires the affirmative vote of at least sixty-six and two-thirds (66 2/3%) of the Common Shares outstanding and entitled to vote.

THE GK PARTIES RECOMMEND A VOTE “FOR” THE BY-LAW REPEAL PROPOSAL.

THE GK PARTIES INTEND TO VOTE THEIR COMMON SHARES “FOR” THE BY-LAW REPEAL PROPOSAL.

OTHER PROPOSALS

Except as set forth in this Proxy Statement, we do not know of any other matters to be presented for approval by the shareholders at the 2024 Annual Meeting. If, however, we learn of any other proposals made at a reasonable time before the 2024 Annual Meeting, we will either supplement, amend, or amend and restate this Proxy Statement and provide shareholders with an opportunity to vote by proxy directly on such matters, or will not exercise discretionary authority with respect thereto. If other matters are properly presented thereafter, the persons named as proxies in the enclosed BLUE universal proxy card or BLUE voting instruction form will vote the Common Shares represented thereby in accordance with their discretion pursuant to the authority granted in the proxy.

NO APPRAISAL OR DISSENTER’S RIGHTS

Shareholders will not have rights of appraisal or similar dissenter’s rights with respect to any matters identified in this Proxy Statement to be acted upon at the 2024 Annual Meeting.

SOLICITATION OF PROXIES

The solicitation of proxies for the GK Nominee will be made by the GK Parties. However, by virtue of Instruction 3 of Item 4 of Schedule 14A promulgated under the Exchange Act, each of the Participants may be considered participants in the solicitation.

Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, Internet, in person and by advertisements. All written soliciting materials by any Participants, including any emails or scripts to be used in soliciting proxies, will be filed under the cover of Schedule 14A on the date of first use. Solicitations may also be made by certain of the respective partners, directors, officers, members, and employees of the GK Parties, none of whom will, except as described in Annex A attached hereto or elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The GK Nominee, in his capacity as such, is not currently expected to make solicitations of proxies and, except as described herein, will not receive compensation from the GK Parties for acting as a GK Nominee.

Innisfree has been retained to provide solicitation and advisory services in connection with the 2024 Annual Meeting. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Shares held as of the Record Date. The GK Parties will reimburse such custodians, nominees, and fiduciaries for reasonable and documented expenses incurred in connection therewith. Innisfree will be paid a fee of not less than $50,000 and not to exceed $125,000, based upon the campaign services provided. In addition, GK Investor will reimburse Innisfree for its reasonable out-of-pocket expenses and will indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. It is anticipated that Innisfree will employ up to 15 persons to solicit the Company’s shareholders as part of this solicitation. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The expense of soliciting proxies for the 2024 Annual Meeting incurred by the GK Parties is being borne by the GK Parties. The GK Parties intend to seek reimbursement of such solicitation expenses but do not intend to submit the question of such reimbursement to a vote of the Company’s security holders. The Board, which will include the GK Nominee, if elected, would be required to evaluate and consider any requested reimbursement consistent with their fiduciary duties to the Company and the shareholders. We anticipate that the total expenses that the GK Parties will incur in furtherance of, or in connection with, the solicitation of proxies for the 2024 Annual Meeting will be approximately $1,000,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, we have incurred approximately $375,000 of solicitation expenses.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

As described herein, the Participants in the proxy solicitation are comprised of the GK Parties and the GK Nominee.

The Participants may be considered to have a material interest in the By-Law Repeal Proposal to the extent that the adoption of the By-Law Repeal Proposal counteracts any unilateral adoption, amendment or repeal of the By-Laws by the Board that purports to impede the effectiveness of the nomination of the GK Nominee by (i) negatively impacting the GK Parties’ ability to solicit and/or obtain proxies from the Company’s shareholders, (ii) contravening the will of the shareholders of the Company expressed in those proxies or (iii) modifying the Company’s corporate governance regime.

Other than as set forth herein, Annex A or in the sections of this Proxy Statement entitled “Information Regarding the GK Nominee”, “Arrangements between the GK Nominee and the Other Participants” and “Compensation of Company Directors”, as of the filing of this Proxy Statement, no participant and no associate of any participant has any arrangement or understanding with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Annex A hereto includes information pertaining to the Participants in this solicitation, including, as applicable, the name, present principal occupation or employment, business address, and certain other information with respect to such Participants.

As of the date hereof, the GK Parties collectively own 100 Common Shares of record and 2,310,655 Common Shares in the aggregate beneficially, representing approximately 5.4% of the Common Shares stated by the Company as being outstanding on February 27, 2024 in the 2024 Form 10-K.

Certain of the Participants (including Mr. George Economou and/or members of his family) directly or indirectly own interests in and/or manage (and/or are interested in directly or indirectly acquiring interests in and/or the right to manage, and/or serve on the board of directors of companies that own interests in and/or manage) oil tankers and/or dry bulk ships, and as a result may be deemed to be engaged in the same or a similar business to the Company. As a result such Participants or their affiliates or related persons could be deemed to have commercial interests with respect to the Company that are in addition to or different from those of the Company shareholders that are not engaged in or interested in engaging in such businesses.

Information as to any substantial interest, direct or indirect, by security holdings or otherwise of the Participants in this solicitation with respect to the Nomination Proposal and the approval of the By-Law Repeal Proposal is set forth in the section entitled “Interest of the GK Nominee” and/or herein. Except as otherwise set forth herein and in Annex A, which is incorporated herein by reference, none of the Participants in this solicitation beneficially own any securities of the Company or have any personal ownership interest, direct or indirect, in any securities of the Company.

The Company has disclosed in the 2024 Form 10-K that as of February 27, 2024, there were 42,730,455 Common Shares outstanding. The Company’s definitive proxy statement, when it is filed by the Company with the SEC, is expected to provide the current number of Common Shares outstanding and entitled to vote at the 2024 Annual Meeting as of the Record Date. Each Common Share outstanding as of the Record Date is entitled to one vote on all matters presented at the 2024 Annual Meeting.

As of the date hereof, the Participants hold securities of the Company in the amounts and manner indicated below.

Name	Beneficial Ownership
GK Investor	2,310,655 Common Shares*
Sphinx	The 2,310,655 Common Shares held beneficially by GK Investor are also held beneficially by each of Sphinx, Maryport, and Mr. Economou.
Maryport
George Economou

* 100 Common Shares are held of record. The remainder are held through a brokerage account.

The GK Nominee is not the record or beneficial owner of any Common Shares.

The date of purchase and number of Common Shares purchased by the GK Parties in the last two years are set forth in Annex A to this Proxy Statement.

Other than as set forth in this Proxy Statement or in Annex A hereto, no Participant in this solicitation owns any securities of the Company of record but not beneficially.

Set forth in Annex A hereto are transactions in the Company’s securities effected by the Participants within the past two years. Other than as disclosed in Annex A, no Participant has effected any transaction in securities of the Company in the past two years.

The securities of the Company described in Annex A hereto as purchased by the Participants were purchased by such Participants with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). Other than as set forth in this Proxy Statement (including the immediately preceding sentence and the immediately succeeding section), no part of the purchase price or market value of any securities of the Company described in Annex A hereto are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Participant.

The Common Shares which the GK Parties hold in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such share may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.

Other than as set forth in this Proxy Statement, no Participant is, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

Other than as set forth in this Proxy Statement or in Annex A hereto, after reasonable inquiry, no Participant in this solicitation, and no associate of any Participant in this solicitation, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company.

Other than as set forth in this Proxy Statement or in Annex A hereto, no Participant in this solicitation and no associate of any Participant in this solicitation has had or will have a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company was or is to be a Participant and the amount involved exceeds $120,000.

As of the date of this Proxy Statement, there are no material proceedings in which the GK Nominee or any of his associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which the GK Nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.

There exists no family relationship between the GK Nominee and any director or executive officer of the Company.

The GK Nominee has not been involved in any legal proceedings during the past ten years that would be required to be disclosed under Item 401(f) of Regulation S-K promulgated under the Exchange Act and that are material to an evaluation of the ability or integrity of the GK Nominee to become a director of the Company.

During the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

The GK Nominee is not a current or former officer of the Company and was not an employee of the Company during the fiscal year ended December 31, 2023. During such fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity of which the GK Nominee was an executive officer. There exist no interlocking relationships that would have required disclosure under Item 407(e)(4) of Regulation S-K, had the GK Nominee been a director of the Company.

CERTAIN ADDITIONAL INFORMATION

Some banks, brokerage firms, dealers, trust companies, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders sharing an address. We will promptly deliver a separate copy of the document to you if you write or call our proxy solicitor, Innisfree. Holders of Common Shares may call toll-free at +1 (888) 750-5884 or +1 (412) 232-3651 (if outside the U.S. and Canada). Banks and brokers may call +1 (212) 750-5833. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

Because the GK Parties have initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Company will not be householding our proxy materials.

This Proxy Statement is dated [n], 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

In addition to carefully reading this Proxy Statement in its entirety, you are advised to carefully read any additional soliciting materials that may be filed under the cover of Schedule 14A in respect of this solicitation when such materials become available, as they may contain important information. You may obtain a free copy of this Proxy Statement and any additional soliciting materials that we file with the SEC at the SEC’s website at www.sec.gov or by contacting Innisfree at the address and phone number indicated above.

Please refer to the 2024 Form 10-K and the Company Proxy Statement, which may be accessed without cost on the SEC’s website at https://www.sec.gov, for certain additional information and disclosure required to be made by the Company in connection with the 2024 Annual Meeting and in accordance with applicable law.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW COMMON SHARES YOU OWN. THE GK PARTIES STRONGLY URGE YOU TO VOTE “FOR” THE gk nominee (i.e., robert m. pons), TO BE ELECTED TO THE BOARD, “withhold” on the election of the opposed company nominee (i.e., James G. Dolphin) and “for” the by-law repeal proposal, and recommend that you vote “for” the Ratification of Appointment of Independent Auditors, BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE universal proxy card or BLUE voting instruction form IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. THE GK PARTIES make no recommendation with respect to the election of the SIX OTHER Company Nominees and with respect to thE “SAY ON PAY” PROPOSAL.

IF YOU HAVE SIGNED THE BLUE universal proxy card AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE COMMON Shares REPRESENTED BY THE BLUE universal proxy card “FOR” the GK NOMINEE TO BE ELECTED TO THE BOARD, “WITHHOLD” ON THE ELECTION OF THE OPPOSED COMPANY NOMINEE, “WITHHOLD” ON THE ELECTION OF THE SIX OTHER COMPANY NOMINEES, “AGAINST” THE “SAY ON PAY” PROPOSAL, “FOR” the AUDITOR PROPOSAl, AND “FOR” THE BY-LAW REPEAL PROPOSAL.

If you sign, do not mark and return a BLUE voting instruction form to your broker, your broker will cause your Common Shares to be voted in accordance with the foregoing instructions applicable to a signed and unmarked BLUE universal proxy card.

PLEASE DO NOT RETURN ANY UNIVERSAL PROXY CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE AUTHORIZE A PROXY (other than on the BLUE universal proxy card or BLUE voting instruction form delivered by us to you) TO VOTE YOUR common SHARES AT THE 2024 Annual MEETING, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY SENT A PROXY CARD TO THE COMPANY OR OTHERWISE AUTHORIZED A PROXY TO VOTE YOUR common SHARES AT THE 2024 Annual MEETING, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY DATE, SIGN AND RETURN THE ENCLOSED BLUE universal proxy card or BLUE voting instruction form IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON YOUR BLUE universal proxy card TO VOTE BY TELEPHONE OR VIA THE INTERNET. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’s DEFINITIVE PROXY STATEMENT RELATING TO THE 2024 ANNUAL MEETING (WHICH HAS NOT YET BEEN FILED BY THE COMPANY) BASED ON OUR RELIANCE ON RULE 14a-5(c) UNDER THE EXCHANGE ACT. SUCH DISCLOSURE OMITTED FROM THIS PROXY STATEMENT AND EXPECTED TO BE INCLUDED IN THE COMPANY’s DEFINITIVE PROXY STATEMENT INCLUDES: CERTAIN BIOGRAPHICAL INFORMATION AND INFORMATION ABOUT THE BACKGROUNDS AND QUALIFICATIONS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING ALL MATTERS REQUIRING THE APPROVAL OF SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, INFORMATION CONCERNING ANY ARRANGEMENTS WHICH MAY RESULT IN A CHANGE IN CONTROL OF THE COMPANY, SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION CONCERNING THE COMPANY’S PROCEDURES FOR NOMINATING DIRECTORS, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD SUCH AS LEADERSHIP STRUCTURE, BOARD MEETING AND ATTENDANCE, INFORMATION ON HOW TO OBTAIN DIRECTIONS TO BE ABLE TO ATTEND and vote at THE 2024 Annual MEETING AND VOTE LIVE; AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY PROXY STATEMENT AT THE NEXT ANNUAL MEETING. INFORMATION CONCERNING THE DATE BY WHICH SHAREHOLDER PROPOSALS INTENDED TO BE PRESENTED AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS MUST BE RECEIVED BY THE COMPANY FOR INCLUSION IN THE COMPANY PROXY STATEMENT AND FORM OF PROXY FOR THAT MEETING IS ALSO EXPECTED TO BE CONTAINED IN THE COMPANY’s DEFINITIVE PROXY STATEMENT WHEN IT IS FILED BY THE COMPANY.

SHAREHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANNUAL REPORT (WHEN IT BECOMES AVAILABLE) TO BE FILED WITH THE SEC FOR CERTAIN ADDITIONAL INFORMATION AND DISCLOSURE REQUIRED TO BE MADE BY THE COMPANY IN CONNECTION WITH THE 2024 ANNUAL MEETING, INCLUDING THE COMPANY’S NOMINEES AS REQUIRED BY ITEM 7 OF SCHEDULE 14A, AND IN ACCORDANCE WITH APPLICABLE LAW. SHAREHOLDERS CAN ACCESS THE COMPANY’S DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV. SHAREHOLDERS SHOULD REFER TO THE COMPANY’s DEFINITIVE PROXY STATEMENT FOR THE 2024 ANNUAL MEETING, when it is filed by the company WITH THE SEC, IN ORDER TO REVIEW THIS DISCLOSURE. THE INFORMATION CONCERNING THE COMPANY CONTAINED IN THIS PROXY STATEMENT HAS BEEN TAKEN FROM, OR IS BASED UPON, PUBLICLY AVAILABLE DOCUMENTS ON FILE WITH THE SEC AND OTHER PUBLICLY AVAILABLE INFORMATION. ALTHOUGH WE HAVE NO KNOWLEDGE THAT WOULD INDICATE THAT STATEMENTS RELATING TO THE COMPANY CONTAINED IN THIS PROXY STATEMENT IN RELIANCE UPON PUBLICLY AVAILABLE INFORMATION ARE INACCURATE OR INCOMPLETE, TO DATE WE HAVE NOT HAD ACCESS TO THE BOOKS AND RECORDS OF THE COMPANY, WERE NOT INVOLVED IN THE PREPARATION OF SUCH INFORMATION AND STATEMENTS AND ARE NOT IN A POSITION TO VERIFY SUCH INFORMATION AND STATEMENTS. ALL INFORMATION RELATING TO ANY PERSON OTHER THAN THE PARTICIPANTS IS GIVEN ONLY TO OUR KNOWLEDGE. SEE ANNEX B FOR INFORMATION REGARDING PERSONS WHO MAY BE DEEMED TO BENEFICIALLY OWN MORE THAN 5% OF THE COMMON SHARES AND THE OWNERSHIP OF THE COMMON SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

[n], 2024

Thank you for your consideration and support.

GK INVESTOR LLC
SPHINX INVESTMENT CORP.
MARYPORT NAVIGATION CORP.
GEORGE ECONOMOU

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Information regarding the Participants in the solicitation is set forth below.

Except as described herein, no Participant in this solicitation beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company. Set forth in this Annex A are transactions in the Company’s securities effected by the participants in this solicitation within the past two years.

The Common Shares that the GK Parties hold in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such Common Shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein.

Except as described herein, as of the date hereof, no part of the purchase price or market value of any securities of the Company described in Annex A are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Participant.

PERSONS MAKING THE SOLICITATION AND OTHER PARTICIPANTS:

The name, principal business address and the principal occupation or employment of the Participants in this solicitation is set forth below.

GK INVESTOR LLC

GK Investor LLC (“GK Investor”) is a corporation organized under the laws of the Republic of the Marshall Islands whose principal business address is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal business of GK Investor is to make investments in securities.

SPHINX INVESTMENT CORP.

Sphinx Investment Corp. (“Sphinx”) is a corporation organized under the laws of the Republic of the Marshall Islands whose principal business address is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal business of Sphinx Investment Corp. is to make investments in securities.

MARYPORT NAVIGATION CORP.

Maryport Navigation Corp. (“Maryport”) is a corporation organized under the laws of the Republic of Liberia whose principal business address is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal business of Maryport Navigation Corp. is to make investments in securities.

GEORGE ECONOMOU

George Economou is a citizen of Greece. Mr. Economou’s principal business address is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal occupation of Mr. Economou is investor and business executive, and such business is conducted through, among other entities, Sphinx and Maryport.

LEVANTE SERVICES LIMITED

Although we do not believe that Levante is a participant to the solicitation under Instruction 3 to Items 4 and 5 of Schedule 14A, we have provided the following information for completeness. Levante Services Limited (“Levante”) is a corporation organized under the laws of the Republic of Liberia. Levante’s principal business address is Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal business of Levante is acting as director, president, treasurer, and secretary of Sphinx, Maryport, and other companies.

KLEANTHIS COSTA SPATHIAS

Although we do not believe that Kleanthis Costa Spathias is a participant to the solicitation under Instruction 3 to Items 4 and 5 of Schedule 14A, we have provided the following information for completeness. Kleanthis Costa Spathias is a citizen of the United Kingdom. Mr. Spathias’s principal business address is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal occupation of Mr. Spathias is the provision of nominee director and secretarial services and other services of a ministerial nature to third parties and such business is conducted through, among other entities, Levante.

COSTAS IOANNOU

Although we do not believe that Costas Ioannou is a participant to the solicitation under Instruction 3 to Items 4 and 5 of Schedule 14A, we have provided the following information for completeness. Costas Ioannou is a citizen of the United Kingdom. Mr. Ioannou’s principal business address is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The principal occupation of Mr. Ioannou is the provision of nominee director and secretarial services and other services of a ministerial nature to third parties and such business is conducted through, among other entities, Levante.

GK Nominee

Please see the Q&A entitled “Who is the GK Nominee?”, above.

TRANSACTIONS IN THE SECURITIES OF THE COMPANY

The following table sets forth all transactions in the Common Shares effected in the last two (2) years by the GK Parties. Except as otherwise noted herein, all such transactions were purchases or sales of Common Shares effected in the open market, and the table includes commissions paid in per share prices.

Entity	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost / Proceeds	Security
GK Investor LLC	11/15/2023	Buy	300,000	$13.97	Common Shares
GK Investor LLC	11/16/2023	Buy	340,000	$14.16	Common Shares
GK Investor LLC	11/17/2023	Buy	280,000	$14.38	Common Shares
GK Investor LLC	11/20/2023	Buy	200,000	$14.34	Common Shares
GK Investor LLC	11/21/2023	Buy	183,000	$14.76	Common Shares
GK Investor LLC	11/22/2023	Buy	40,000	$14.71	Common Shares
GK Investor LLC	11/27/2023	Buy	30,000	$15.17	Common Shares
GK Investor LLC	11/28/2023	Buy	50,000	$14.96	Common Shares
GK Investor LLC	11/29/2023	Buy	40,000	$15.05	Common Shares
GK Investor LLC	11/30/2023	Buy	50,000	$15.34	Common Shares
GK Investor LLC	12/01/2023	Buy	6,108	$15.79	Common Shares

Entity	Trade Date	Buy/Sell	No. of Shares / Quantity	Unit Cost / Proceeds	Security
GK Investor LLC	12/01/2023	Buy	38,264	$15.89	Common Shares
GK Investor LLC	12/04/2023	Buy	100,000	$15.69	Common Shares
GK Investor LLC	12/05/2023	Buy	100,000	$14.79	Common Shares
GK Investor LLC	12/06/2023	Buy	75,000	$14.60	Common Shares
GK Investor LLC	12/07/2023	Buy	50,000	$14.14	Common Shares
GK Investor LLC	12/08/2023	Buy	25,000	$14.33	Common Shares
GK Investor LLC	12/12/2023	Buy	30,000	$14.73	Common Shares
GK Investor LLC	12/13/2023	Buy	40,000	$14.59	Common Shares
GK Investor LLC	12/14/2023	Buy	50,000	$15.12	Common Shares
GK Investor LLC	12/15/2023	Buy	15,000	$15.61	Common Shares
GK Investor LLC	12/18/2023	Buy	40,000	$15.90	Common Shares
GK Investor LLC	12/19/2023	Buy	40,000	$15.81	Common Shares
GK Investor LLC	12/20/2023	Buy	50,000	$16.02	Common Shares
GK Investor LLC	12/21/2023	Buy	26,200	$16.03	Common Shares
GK Investor LLC	12/22/2023	Buy	25,000	$16.45	Common Shares
GK Investor LLC	12/26/2023	Buy	50,000	$16.30	Common Shares
GK Investor LLC	12/27/2023	Buy	40,000	$16.42	Common Shares
GK Investor LLC	1/12/2024	Buy	25,000	$15.96	Common Shares
GK Investor LLC	1/16/2024	Buy	512	$16.00	Common Shares
GK Investor LLC	4/3/2024	Sell	28,429	$21.01	Common Shares

The GK Nominee has had no transactions with respect to the Company’s securities during the past two years.

ANNEX B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless noted otherwise in the footnotes following the table, the following table is reprinted from the Company’s preliminary proxy statement filed with the SEC on April 3, 2024

The following table sets forth certain information regarding the beneficial ownership of Genco’s voting common stock as of [•], 2024 of:

•	each person, group or entity known to Genco to beneficially own more than 5% of Genco’s stock;

•	each of Genco’s directors and nominees for director;

•	Genco’s Chief Executive Officer and President, John C. Wobensmith; its Chief Financial Officer, Apostolos D. Zafolias; its Chief Accounting Officer, Joseph Adamo; and its former Chief Operations Officer, Robert Hughes; and

•	all of Genco’s directors and executive officers as a group.

As of [•], 2024, a total of [•] shares of common stock were outstanding and entitled to vote at the Special Meeting. Each share of Genco common stock is entitled to one vote on matters on which Genco common shareholders are eligible to vote. The amounts and percentages of Genco common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Any information reported below from sources pre-dating the 1-for-10 reverse stock split effected by the Company on July 7, 2016 has been adjusted to reflect such reverse stock split.

Beneficial Ownership of Directors and Executive Officers

Ownership of Common Stock

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number		Percentage
John C. Wobensmith	721,198	(2)(7)	1.9%
Peter Allen	37,696	(3)(7)	*
Joseph Adamo	19,219	(4)(7)	*
Jesper Christensen	88,830	(5)(7)	*
James G. Dolphin	—(6)(7)		—
Paramita Das	—		—
Kathleen C. Haines	—(7)(8)		—
Basil G. Mavroleon	739	(7)(9)	*
Karin Y. Orsel	—(7)(10)		—
Arthur L. Regan	105,814	(7)(11)	*
BlackRock, Inc.	3,560,942	(12)	8.3%
Dimensional Fund Advisors LP	2,714,503	(13)	6.4%
George Economou and affiliated entities	2,310,655	(14)	5.4%
All current directors and executive officers as a group (9 persons)	973,496		2.3%

(1)	Unless otherwise indicated, the business address of each beneficial owner identified is c/o Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, NY 10171.

(2)	Includes 16,691 shares of common stock underlying vested options that were granted on March 4, 2019; 168,539 shares of common stock underlying options that were granted on February 25, 2020; and 69,284 shares of common stock underlying options that were granted on February 23, 2021. Does not include 196,040 RSUs and 94,913 PRSUs that generally vest more than 60 days after [•], 2024. Mr. Wobensmith has pledged 365,246 shares of our common stock as security for personal loans. This pledge predates the adoption of the Company’s policy restricting hedging and pledging of Company securities as described above in “Executive Compensation Anti-Hedging and Anti-Pledging Policy” and was previously disclosed to our Board in accordance with the policy’s terms. Accordingly, the pledge is consistent with the terms of such policy and limited to the number of shares pledged.

(3)	Includes 2,178 shares of common stock underlying options that were granted on February 23, 2021. Does not include 50,706 RSUs and 31,773 PRSUs that generally vest more than 60 days after [•], 2024.

(4)	Does not include 27,410 RSUs and 14,548 PRSUs that generally vest more than 60 days after [•], 2024.

(5)	Includes 13,472 shares of common stock underlying options that were granted on February 25, 2020 and 32,771 shares of common stock underlying options that were granted on February 23, 2021. Does not include 88,524 RSUs and 37,668 PRSUs that generally vest more than 60 days after [•], 2024.

(6)	Does not include 102,216 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 15,340 shares of common stock that may be issuable in settlement of restricted stock units granted on May 16, 2023 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2024 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(7)	Each restricted stock unit represents the right to receive one share of our common stock, or in the sole discretion of our Compensation Committee, the value of a share of common stock on the date that the restricted stock unit vests.

(8)	Does not include 63,438 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 7,669 shares of common stock that may be issuable in settlement of restricted stock units granted on May 16, 2023 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2024 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(9)	Does not include 88,601 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 7,669 shares of common stock that may be issuable in settlement of restricted stock units granted on May 16, 2023 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2024 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(10)	Includes 6,143 shares of common stock underlying RSUs granted on May 4, 2021 that are due to vest on May 4, 2024. Does not include 29,290 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 7,669 shares of common stock that may be issuable in settlement of restricted stock units granted on May 16, 2023 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2024 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(11)	Does not include 29,047 shares of common stock that may be issuable in settlement of vested restricted stock units, including additional restricted stock units granted in lieu of cash dividends, or 7,522 shares of common stock that may be issuable in settlement of restricted stock units granted on May 16, 2023 and additional restricted stock units subsequently granted in lieu of cash dividends that generally vest on the earlier of (i) the date of our 2024 Annual Meeting of Shareholders and (ii) the date that is fourteen months after the date of the grant.

(12)	The address of the reporting person is 55 East 52nd Street, New York, NY 10055. The reported information is based upon the Schedule 13G amendment filed by BlackRock, Inc. with the SEC on February 9, 2024.

(13)	The address of the reporting person is 6300 Bee Cave Road, Building One, Austin, TX 78746. The reported information is based upon the Schedule 13G amendment filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024.

(14)	The address for George Economou and entities affiliated with him is c/o Levante Services Limited, Leoforos Evagorou 31, 2nd Floor, Office 21 1066 Nicosia, Cyprus. The beneficial ownership in the Company’s preliminary proxy statement filed with the SEC on April 3, 2024 states that “George Economou and affiliated entities” beneficially own 2,313,572 Common Shares. That number has been revised in this Proxy Statement to reflect the actual current number of Common Shares owned by GK Investor LLC.

PRELIMINARY COPY — SUBJECT TO COMPLETION

IMPORTANT

Your vote is important. No matter how many Common Shares you own, please give us your proxy to vote (i) FOR the election of the GK Nominee and (ii) in accordance with our recommendations on the other proposals on the agenda for the 2024 Annual Meeting by SIGNING, DATING AND MAILING the enclosed BLUE universal proxy card or BLUE voting instruction form TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Common Shares are held in the name of a bank, brokerage firm, dealer, trust company or other institution or nominee, only it can vote such Common Shares and only upon receipt of your specific instructions. Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form to your bank, brokerage firm, dealer, trust company or other institution or nominee.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Innisfree M&A Incorporated using the contact information set forth below.

If you have any questions, require assistance in voting your BLUE universal proxy card or BLUE voting instruction form, or need additional copies of the Participants’ proxy materials, please contact Innisfree M&A Incorporated using the contact information provided here:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders Call Toll-Free: +1 (888) 750-5884
Banks, Brokers, Trustees and Other Nominees Call Collect: (212) 750-5833

E-mail: [n]

PRELIMINARY COPY — SUBJECT TO COMPLETION

BLUE PROXY CARD

GENCO SHIPPING AND TRADING INC.

2024 ANNUAL MEETING OF SHAREHOLDERS

THIS BLUE PROXY CARD IS SOLICITED BY gk investor llc, SPHINX INVESTMENT CORP., MARYPORT NAVIGATION CORP. AND GEORGE ECONOMOU (THE “GK PARTIES”)

THE BOARD OF DIRECTORS OF GENCO SHIPPING AND TRADING INC. IS NOT SOLICITING THIS PROXY

PROXY

The undersigned hereby appoints [Arthur Crozier, Jonathan Kovacs,] Richard Brand and Kiran Kadekar, and each of them (in each case with the power to act without the others) with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the common shares (the “Common Shares”) of Genco Shipping and Trading Inc. (the “Company” or “Genco”), that the undersigned would be entitled to vote if personally present at the 2024 annual meeting of shareholders of the Company, including any adjournments or postponements thereof, or any special meeting that may be called in lieu thereof (the “2024 Annual Meeting”), and to vote such shares in their discretionary authority as to any and all other matters that may properly come before the 2024 Annual Meeting that are unknown to the GK Parties a reasonable time before the 2024 Annual Meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Common Shares held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue or in furtherance hereof. If properly executed, this Proxy will be voted as marked on the reverse and in the discretion of the herein named proxyholders or their substitutes with respect to any other matters as may properly come before the 2024 Annual Meeting that are unknown to the GK Parties a reasonable time before the 2024 Annual Meeting.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE GK NOMINEE, “WITHHOLD” ON THE ELECTION OF THE OPPOSED COMPANY NOMINEE, “WITHHOLD” ON THE ELECTION OF THE SIX OTHER COMPANY NOMINEES, “AGAINST” the approval of a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers, “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2024, AND “FOR” THE repeal OF each provision of, and each amendment to, the Company’s Amended and Restated By-Laws that the Board adopted or adopts without the approval of the shareholders of the Company after March 28, 2023.

This Proxy will be valid until the completion of the 2024 Annual Meeting. This Proxy will only be valid in connection with the GK Parties’ solicitation of proxies for the 2024 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:

This Proxy Statement and our BLUE proxy card are available at no charge on the SEC’s website, which is www.sec.gov.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.

PRELIMINARY COPY — SUBJECT TO COMPLETION

BLUE UNIVERSAL PROXY CARD

☒ Please mark vote as in this example

THE GK PARTIES STRONGLY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE GK NOMINEE AND VOTE “WITHHOLD” ON THE OPPOSED COMPANY NOMINEE. GK INVESTOR MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE SIX OTHER COMPANY NOMINEES.

Proposal 1: Election of directors to the Company’s Board of Directors for a term of one year, to serve for a one-year term expiring at the next annual meeting of the Company’s shareholders or until their successors are duly elected and qualified.

You may submit votes “FOR” up to seven nominees in total. You are permitted to vote for less than seven nominees. Importantly, if you mark more than seven “FOR” boxes with respect to the election of directors on this BLUE universal proxy card, all of your votes for the election of directors will be deemed invalid. If you mark fewer than seven “FOR” boxes with respect to the election of directors, this proxy card, when duly executed, will be voted only “FOR” those nominees you have so marked.

The GK Parties recommend that you vote “FOR” the GK Nominee.

GK NOMINEE	FOR	WITHHOLD
Robert M. Pons	☐	☐

The GK Parties recommend that you vote “WITHHOLD” on the election of the Opposed Company Nominee.

Opposed Company Nominee	FOR	WITHHOLD
James G. Dolphin	☐	☐

The GK Parties make no recommendation with respect to the election of the six Other Company Nominees.

Other Company Nominees	FOR	WITHHOLD
a) Paramita Das	☐	☐
b) Kathleen C. Haines	☐	☐
c) Basil G. Mavroleon	☐	☐
d) Karin Y. Orsel	☐	☐
e) Arthur L. Regan	☐	☐
f) John C. Wobensmith	☐	☐

The GK Parties Make No Recommendation with Respect to Proposal No. 2.

Proposal 2. To approve a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The GK Parties Recommend You Vote “FOR” Proposal No. 3.

Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The GK Parties Recommend You Vote “FOR” Proposal No. 4.

Proposal 4: To approve the repeal of each provision of, and each amendment to, the By-Laws of the Company, as amended through March 28, 2023, adopted by the Company’s Board of Directors without the approval of the shareholders of the Company subsequent to March 28, 2023.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

(Signature)

(Signature, if held jointly)

(Title)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.